Exhibit 8.1

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July 30, 2012

Tyco International Ltd.

Freier Platz 10

Schaffhausen, CH-8200

Switzerland

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to Tyco International Ltd. (“Tyco International”), a corporation limited by shares (Aktiengesellschaft) organized under the laws of Switzerland, in connection with the proposed merger (the “Merger”) of Panthro Merger Sub, Inc. (“Merger Sub”), a Minnesota corporation, with and into Pentair, Inc. (“Pentair”), a Minnesota corporation, pursuant to the Merger Agreement, by and among Tyco International, Tyco Flow Control International Ltd. (“Tyco Flow Control”), a corporation limited by shares (Aktiengesellschaft) organized under the laws of Switzerland, Panthro Acquisition Co. (“AcquisitionCo”), a Delaware corporation, Merger Sub, and Pentair, dated as of March 27, 2012, as amended through the date hereof (the “Merger Agreement”), and as described in the registration statement on Form S-4 (Registration No. 333-181250), including the proxy statement/prospectus attached thereto, and the registration statement on Form S-1 (Registration No. 333-181253), including the prospectus attached thereto, each filed by Tyco Flow Control with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2012 (together and as amended through the date hereof, the “Registration Statements”), under the Securities Act of 1933 (the “Securities Act”).

In connection with rendering our opinion, we have reviewed and relied on (i) the Registration Statements; (ii) the Merger Agreement; (iii) the representation letters of Tyco International and Pentair delivered to us for purposes of this opinion (together, the “Representation Letters”); (iv) the ruling request related to the Merger filed on behalf of Tyco International, Tyco Flow Control, and Pentair with the Internal Revenue Service and all supplements thereto (collectively, the “Ruling Request”); and (v) such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion.

In addition, we have assumed with your consent that (i) the Merger will be consummated as described in the Registration Statements, the Representation Letters, and the Ruling Request; (ii) the Merger will be consummated in accordance with the provisions of the Merger Agreement, and none of the terms or conditions contained therein has been or will be modified in any respect relevant to this opinion; (iii) the representations and statements set forth in the Registration Statements, the Merger Agreement, the Representation Letters, the Ruling Request,

U.S. practice conducted through McDermott Will & Emery LLP.

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Tyco International Ltd.

July 30, 2012

and the other documents referred to herein are, and at all relevant times will be, true, correct, and complete in all material respects; (iv) any representation or statement set forth in either Registration Statement, the Merger Agreement, any Representation Letter, the Ruling Request, or any other document referred to herein made “to the best knowledge and belief” or similarly qualified is, and at all relevant times will be, true, correct, and complete without such qualification; (v) no action has been, or will be, taken that is inconsistent with any representation or statement set forth in either Registration Statement, the Merger Agreement, any Representation Letter, the Ruling Request, or any other document referred to herein; and (vi) original documents (including signatures) are authentic, documents submitted to us as copies conform to the corresponding original documents, and there has been (or will be, by the effective time of each relevant transaction) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

Other than obtaining the representations and statements set forth in the Representation Letters, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion. Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations, or other information on which we have relied in rendering our opinion is incorrect.

Based on the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, it is our opinion that, for U.S. federal income tax purposes:

1.	The Merger will qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”);

2.	Tyco Flow Control, AcquisitionCo, and Pentair each will be “a party to a reorganization” within the meaning of Section 368(b) of the Code; and

3.	The transfers of Pentair common stock by the Pentair shareholders pursuant to the Merger, other than by Pentair shareholders who are U.S. persons and are or will be “five-percent transferee shareholders” within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii) and who do not enter into gain recognition agreements within the meaning of Treasury Regulation Sections 1.367(a)-3(c)(1)(iii)(B) and 1.367(a)-8, will qualify for an exception to Section 367(a)(1) of the Code.

This opinion expresses our views only as to the specific U.S. federal income tax consequences of the Merger set forth above, and no opinion is expressed as to (i) the U.S. federal income tax consequences of the Merger under any other provisions of the Code or (ii) any tax consequences under non-U.S., state, or local tax laws or under U.S. federal tax laws other than those pertaining to income taxes. Our opinion is based on U.S. federal income tax laws in effect

Tyco International Ltd.

July 30, 2012

as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court. Furthermore, the authorities on which we rely are subject to change, either prospectively or retroactively, and any such change, or any variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

We hereby consent to the filing of this opinion as an exhibit to each of the Registration Statements and to the use of our name in the Registration Statements. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC.

Very truly yours,

/S/ MCDERMOTT WILL & EMERY LLP

Boston   Brussels   Chicago   Düsseldorf   Houston   London   Los Angeles   Miami   Milan

Munich   New York   Orange County   Paris   Rome   Silicon Valley   Washington, D.C.

Strategic alliance with MWE China Law Offices (Shanghai)

July 30, 2012

Tyco International Ltd.

Freier Platz 10

Schaffhausen, CH-8200

Switzerland

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to Tyco International Ltd. (“Tyco International”), a corporation limited by shares (Aktiengesellschaft) organized under the laws of Switzerland, in connection with the proposed contribution of assets by Tyco International to Tyco Flow Control International Ltd. (“Tyco Flow Control”), a corporation limited by shares (Aktiengesellschaft) organized under the laws of Switzerland, in exchange for Tyco Flow Control common shares and the assumption by Tyco Flow Control of certain liabilities (the “Flow Control Contribution”) followed by the proposed pro rata distribution of all of the issued and outstanding common shares of Tyco Flow Control to Tyco International’s shareholders (the “Flow Control Distribution”) pursuant to the Separation and Distribution Agreement by and among Tyco International, Tyco Flow Control, and The ADT Corporation, a Delaware corporation, dated as of March 27, 2012, as amended through the date hereof (the “Agreement”), and as described in the registration statement on Form S-4 (Registration No. 333-181250), including the proxy statement/prospectus attached thereto, and the registration statement on Form S-1 (Registration No. 333-181253), including the prospectus attached thereto, each filed by Tyco Flow Control with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2012 (together and as amended through the date hereof, the “Registration Statements”), under the Securities Act of 1933 (the “Securities Act”).

In connection with rendering our opinion, we have reviewed and relied on (i) the Registration Statements; (ii) the Agreement; (iii) the representation letter of Tyco International delivered to us for purposes of this opinion (the “Representation Letter”); (iv) the ruling request related to, inter alia, the Flow Control Contribution and the Flow Control Distribution filed on behalf of Tyco International with the Internal Revenue Service and all supplements thereto (collectively, the “Ruling Request”); (v) the private letter ruling issued by the Internal Revenue Service to Tyco International relating to, inter alia, the Flow Control Contribution and the Flow Control Distribution (the “Ruling Letter”); and (vi) such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion.

U.S. practice conducted through McDermott Will & Emery LLP.

600 Thirteenth Street, N.W. Washington D.C. 20005-3096 Telephone: +1 202 756 8000 Facsimile: +1 202 756 8087 www.mwe.com

Tyco International Ltd.

July 30, 2012

In addition, we have assumed with your consent that (i) the Flow Control Contribution and the Flow Control Distribution will be consummated as described in the Registration Statements, the Representation Letter, the Ruling Request, and the Ruling Letter; (ii) the Flow Control Contribution and the Flow Control Distribution will be consummated in accordance with the provisions of the Agreement, and none of the terms or conditions contained therein has been or will be modified in any respect relevant to this opinion; (iii) the representations and statements set forth in the Registration Statements, the Agreement, the Representation Letter, the Ruling Request, the Ruling Letter, and the other documents referred to herein are, and at all relevant times will be, true, correct, and complete in all material respects; (iv) any representation or statement set forth in either Registration Statement, the Agreement, the Representation Letter, the Ruling Request, the Ruling Letter, or any other document referred to herein made “to the best knowledge and belief” or similarly qualified is, and at all relevant times will be, true, correct, and complete without such qualification; (v) no action has been, or will be, taken that is inconsistent with any representation or statement set forth in either Registration Statement, the Agreement, the Representation Letter, the Ruling Request, the Ruling Letter, or any other document referred to herein; (vi) the Ruling Letter has not been withdrawn, invalidated, or modified; and (vii) original documents (including signatures) are authentic, documents submitted to us as copies conform to the corresponding original documents, and there has been (or will be, by the effective time of each relevant transaction) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

Other than obtaining the representations and statements set forth in the Representation Letter, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion. Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations, or other information on which we have relied in rendering our opinion is incorrect.

Based on the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, it is our opinion that, for U.S. federal income tax purposes:

1.	The Flow Control Contribution, followed by the Flow Control Distribution, will qualify as a “reorganization” under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), and Tyco International and Tyco Flow Control each will be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

2.	Pursuant to Sections 357(a) and 361 of the Code, no gain or loss will be recognized by Tyco International by reason of the Flow Control Contribution, and, pursuant to Section 1032(a) of the Code, no gain or loss will be recognized by Tyco Flow Control by reason of the Flow Control Contribution;

Tyco International Ltd.

July 30, 2012

3.	Pursuant to Section 361(c)(1) of the Code, no gain or loss will be recognized by Tyco International with respect to the common shares of Tyco Flow Control by reason of the Flow Control Distribution;

4.	Pursuant to Section 355(a)(1) of the Code, no gain or loss will be recognized by (and no amount will be includible in the income of) any Tyco International shareholder by reason of such shareholder’s receipt of Tyco Flow Control common shares in the Flow Control Distribution, except with respect to cash received in lieu of a fractional Tyco Flow Control common share; and

5.	Any Tyco International shareholder who receives cash in lieu of a fractional Tyco Flow Control common share in connection with the Flow Control Distribution will recognize gain or loss measured by the difference between the amount of the cash received and the basis allocated to such fractional share, and any gain or loss will be treated as capital gain or loss, provided such fractional share is held as a capital asset on the date of the Flow Control Distribution.

This opinion expresses our views only as to the specific U.S. federal income tax consequences of the Flow Control Contribution and the Flow Control Distribution set forth above, and no opinion is expressed as to (i) the U.S. federal income tax consequences of the Flow Control Contribution or the Flow Control Distribution under any other provisions of the Code or (ii) any tax consequences under non-U.S., state, or local tax laws or under U.S. federal tax laws other than those pertaining to income taxes. Our opinion is based on U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court. Furthermore, the authorities on which we rely are subject to change, either prospectively or retroactively, and any such change, or any variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

Tyco International Ltd.

July 30, 2012

We hereby consent to the filing of this opinion as an exhibit to each of the Registration Statements and to the use of our name in the Registration Statements. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC.

Very truly yours,

/S/ MCDERMOTT WILL & EMERY LLP